UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	March 1, 2007

The Dress Barn, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	0-11736	06-0812960
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30 Dunnigan Drive, Suffern, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	845-369-4500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ss General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2007, the Compensation and Stock Incentive Committee (the “Committee”) of The Dress Barn, Inc. (the “Company”) approved a long term incentive bridge plan through the grant of performance-based restricted stock under the Company’s 2001 Stock Incentive Plan (the “LTI Bridge Plan”). Grants under the LTI Bridge Plan will be based on the level of achievement of annual performance goals for the Company’s 2007 fiscal year (“FY 2007”) and 2008 fiscal year (“FY 2008,” and together with FY 2007, each a “Performance Period”) that are based on the annual performance goals set forth under the Company’s long term incentive program (the “LTIP”) that was approved by the Committee on October 23, 2006. The LTI Bridge Plan is intended to encourage performance during FY 2007 and FY 2008 with the ultimate purpose of achieving the long-term goals under the LTIP as no awards are due to be made under the LTIP until the end of the fiscal year ending July 25, 2009, if any.

Under the LTI Bridge Plan, at the end of each Performance Period, plan participants will be awarded shares of restricted stock with a target amount for each Performance Period equal to one-third of the number of shares of restricted stock that they would have received under the LTIP based on the level of achievement of the annual performance goals previously set in the LTIP for FY 2007 and FY 2008. Shares awarded under the LTI Bridge Plan will be in addition to shares the plan participants may be entitled to receive under the LTIP.

Twenty eight key officers, including the named executive officers set forth in the chart below, who currently participate in the LTIP will be offered the opportunity to participate in the LTI Bridge Plan by entering into performance-based restricted stock agreements with the Company. The performance goals under the LTI Bridge Plan are the same as those set in the LTIP and relate to the Company’s market capitalization growth, operating income growth and return on invested capital during each Performance Period. Subject to their remaining employed with the Company through the date the achievement of the performance goals is certified for the applicable Performance Period (each a “Grant Date”), the executives may be issued between 50-150% of the number of target shares of restricted stock awarded based upon the level of achievement of each performance goal during the applicable Performance Period. Following each Grant Date and subject to the employee’s continuing service with the Company, any restricted stock issued will vest in equal one-third increments on each of the first, second and third anniversaries of the last day of the applicable Performance Period, with accelerated vesting upon the employee’s termination due to death or disability, upon a change in control, or upon the employee’s achievement of a combined number of years based on their age and years of service with the Company. The performance goals for the FY 2008 Performance Period are intended to constitute “performance goals” under the Company’s 2001 Stock Incentive Plan and, accordingly, shares granted under the LTI Bridge Plan for the FY 2008 Performance Period are intended to constitute “performance based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). As the Committee weighed the importance of providing a current incentive, shares granted under the LTI Bridge Plan for the FY 2007 Performance Period will not constitute “performance based compensation” under Section 162(m) of the Code.

Grants under the LTI Bridge Plan in the form of performance-based restricted stock were approved by the Committee on March 1, 2007 for the Company’s named executive officers, other than the Chairman. Set forth below is the number of target shares granted to the following named executive officers for each Performance Period (i.e., the number of shares of restricted stock that would be granted based on the achievement of 100% of all three performance goals for the applicable Performance Period):

Officer	Title	Number of Target Shares for each Performance Period based on achievement of 100% of all three Performance Goals during the applicable Performance Period
David Jaffe	President and Chief Executive Officer	13,108

Armand Correia	Senior Vice President and Chief Financial Officer	2,955

Vivian Behrens	Senior Vice President and Chief Marketing Officer	2,860

Gene Wexler, Esq.	Senior Vice President, General Counsel and Assistant Secretary	1,859

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DRESS BARN, INC. (Registrant)

Date: March 7, 2007	By:	/s/ Armand Correia
Armand Correia Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)